EXHIBIT 77-J



       TEMPLETON EMERGING MARKETS INCOME FUND, INC.
           SHARE REPURCHASE PROGRAM
            FROM 9/1/00 TO 8/31/01

                                                                                    CLOSING
                                                                                   MARKET VALUE     NET ASSET       DISCOUNT % OF
                                   DATE                                  COST PER    AS OF        VALUE AS OF        MARKET TO
                               REPURCHASED         SHARES   TOTAL COST     SHARE   TRADE DATE      TRADE DATE     NET ASSET VALUE
-----------------------------------------------------------------------------------------------------------------------------------
Shares repurchased from
inception to 8/31/01/1/                           348,800  $3,612,774

Shares Repurchased
during the period:
                                11/03/2000         14,000     136,850     $ 9.78   $ 9.75       $   11.73               17%
                                11/06/2000          3,100      30,303       9.78     9.81           11.71               16%
                                11/10/2000        100,000     958,750       9.59     9.56           11.59               17%
                                11/13/2000         15,000     143,795       9.59     9.69           11.63               17%
                                11/17/2000          6,200      61,380       9.90     9.88           11.71               16%
                                11/20/2000         33,400     329,822       9.87     9.88           11.72               16%
                                12/08/2000         70,000     690,753       9.87     9.81           11.81               17%
                                12/11/2000         20,000     199,406       9.97    10.00           11.87               16%
                                                  --------  -----------
Total shares repurchased
for current period:                               261,700   2,551,059
                                                ---------- -----------
Total shares repurchased
since inception:                                  610,500  $6,163,833
                                                ========== ===========



Percentage of shares repurchased since inception of the repurchase program: 1.3%


1. Inception date of repurchase plan is 5/17/00.